                                                     Registration No. 333-______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            JDA SOFTWARE GROUP, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                                               86-0787377
----------------------------------                          ------------------
 (State or other jurisdiction                               (I.R.S. employer
 of incorporation or organization)                          identification no.)

                     11811 NORTH TATUM BOULEVARD, SUITE 2000
                           PHOENIX, ARIZONA 85028-1626
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)


                               JDA SOFTWARE, INC.
                           401(k) PROFIT SHARING PLAN
               ---------------------------------------------------
                            (Full title of the plan)

                                BRENT W. LIPPMAN
                             CHIEF EXECUTIVE OFFICER
                            JDA Software Group, Inc.
                     11811 North Tatum Boulevard, Suite 2000
                           Phoenix, Arizona 85028-1626
               ---------------------------------------------------
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (602) 404-5500

         This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

------------------------------------------------------------------------------------------------------------------------
                                           CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum
Title of securities to        Amount to be        offering price per        Proposed maximum           Amount of
be registered                 registered(1)       share(2)                  aggregate offering price   Registration Fee
------------------------------------------------------------------------------------------------------------------------
401(k) Profit Sharing Plan

Common Stock                   75,000                  $26.53                   $1,989,750.00             $587.00
Par Value
$0.01

========================================================================================================================


--------
1 In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

2 Estimated pursuant to Rule 457 solely for the purpose of calculating the Registration Fee. The price is based upon the average between the high and low prices of the Registrant's Common Stock on July 29, 1998 on the Nasdaq National Market.



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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference in this Registration Statement:

         (1) Amendment No. 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

         (2) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997; and

         (3) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         Inapplicable.

Item 6.  Indemnification of Directors and Officers

         The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Company has entered into separate indemnification agreements with its directors and officers which would require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to maintain directors' and officers' liability insurance, if available on reasonable terms.



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

         These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.  Exemption From Registration Claimed

         Inapplicable.

Item 8.  Exhibits

         See Exhibit Index. No opinion of counsel as to the legality of shares being registered is required, because no original issuance securities will be issued pursuant to the Plan. The Internal Revenue Service (the "IRS") made a favorable determination of the Plan on April 1, 1996. The undersigned registrant hereby undertakes to submit this and any other amendments to the Plan to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan as amended.

Item 9.  Undertakings

         (a) Rule 415 Offering

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by reference

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of registration statement on Form S-8

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 30, 1998.


                                        JDA Software Group, Inc.


                                        By:  /s/ BRENT W. LIPPMAN
                                           -------------------------------------
                                             Brent W. Lippman, Chief Executive
                                             Officer



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

                                POWER OF ATTORNEY

         The officers and directors of JDA Software Group, Inc. whose signatures appear below, hereby constitute and appoint Brent W. Lippman and Kristen L. Magnuson, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 30, 1998.


Signature                                    Title
----------------------------------------------------------------------------------------------------

/s/ BRENT W. LIPPMAN
-----------------------------
Brent W. Lippman                             Chief Executive Officer and Director (Principal
                                             Executive Officer)

/s/ KRISTEN L. MAGNUSON
-----------------------------
Kristen L. Magnuson                          Senior Vice President, Chief Financial Officer and
                                             Secretary (Principal Accounting and Financial Officer)

/s/ JAMES D. ARMSTRONG
-----------------------------
James D. Armstrong                           Co-Chairman of the Board

/s/ FREDERICK M. PAKIS
-----------------------------
Frederick M. Pakis                           Co-Chairman of the Board

/s/ KURT R. JAGGERS
-----------------------------
Kurt R. Jaggers                              Director

/s/ WILLIAM C. KEIPER
-----------------------------
William C. Keiper                            Director



                                       7
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                                 EXHIBIT INDEX

         Ex. #             Description
         -----             -----------
         4.1               Second Restated Certificate of Incorporation of the
                           Company is incorporated by reference to Exhibit 3.1
                           to the Company's Registration Statement on Form S-1
                           filed with the Securities and Exchange Commission
                           effective March 14, 1996 (File No. 333-748)

         4.2 Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration
                           Statement on Form S-1 filed with the Securities and Exchange Commission effective March 14, 1996 (File
                           No. 333-748)

         23                Independent Auditors' Consent

         24                Power of Attorney (See Signature Page)



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